Exhibit 99.1

Press Release
www.shire.com

Director/PDMR Shareholding

March 14, 2016 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces it was notified today that on March 11, 2016, Restricted Stock Units (“RSUs”) were granted to Persons Discharging Managerial Responsibilities (“PDMRs”) under the Shire Deferred Bonus Plan 2015 (“DBP”). The RSUs, which are in respect of notional American Depositary Shares (“ADSs”), will normally vest after three years. No consideration was paid for these awards.

PDMR	Number of ADSs
Flemming Ornskov	4,245
Mark Enyedy	1,059
Ginger Gregory	644
Bill Mordan	155
Phil Vickers	877

The DBP is a sub-plan of the Shire Long Term Incentive Plan 2015. The DBP has replaced the Shire Executive Annual Incentive Plan as referenced in the 2014 Annual Report and Accounts. One ADS is equal to three Ordinary Shares of 5 pence each in the Company.

This notification is to satisfy the Company’s obligations under 3.1.4(R)(1)(a) of the Disclosure Rules and Transparency Rules.

Oliver Strawbridge

Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX